UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 23, 2016

LEXMARK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14050	06-1308215
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of principal executive offices)(Zip Code)

(859) 232-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 23, 2016, Lexmark International, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2015. The text of the press release announcing the financial results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

As part of Lexmark’s ongoing plans to improve the efficiency and effectiveness of its operations, the Company announced restructuring actions (the “2016 Restructuring Actions”) designed to increase profitability and operational efficiency primarily in its ISS segment. These restructuring actions are expected to focus on optimizing the Company’s ISS structure, primarily to address the effects of the strong U.S. dollar, and are aligned with the strategic alternatives process announced by the Company in October of 2015.

The 2016 Restructuring Actions are expected to impact about 550 positions worldwide over the next 12-month period with a portion of the positions being shifted to low-cost countries. Currently, Lexmark has approximately 14,000 employees worldwide. The 2016 Restructuring Actions will result in total pre-tax charges, including project costs of approximately $65 million, with $40 million accrued at December 31, 2015 and the remainder to be incurred in 2016. The Company expects the total cash costs of the 2016 Restructuring Actions to be approximately $59 million, with $40 million accrued at December 31, 2015 and approximately $19 million to be incurred in 2016. The anticipated timing of cash outlays for the 2016 Restructuring Actions are expected to be in 2016.

Lexmark expects the 2016 Restructuring Actions to generate cash savings of $67 million in 2016 and ongoing annual savings of approximately $100 million beginning in 2017, all of which will be cash savings. These ongoing savings should be split approximately 90% to Operating expense and 10% to Cost of revenue. The Company expects these actions to be complete by the end of 2016.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	99.1	Press Release issued by Lexmark International, Inc. dated February 23, 2016.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations between the GAAP and non-GAAP financial measures contained in the press release in the financial statements attached thereto, which is attached hereto as Exhibit 99.1 and on the Company’s investor relations website at http://investor.lexmark.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

February 23, 2016	By:	/s/ David Reeder
David Reeder
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Lexmark International, Inc. dated February 23, 2016